Exhibit 99.1

Sharon AI Partners with World Wide Technology for Large Scale, High-Performance AI Infrastructure Engineering & Supply Chain Solutions

New York, USA – March 4th 2026 – SharonAI Holdings Inc. and its subsidiaries (“Sharon AI”), a leading Australian Neocloud (NASDAQ:SHAZ), today announced it has partnered with World Wide Technology (“WWT”) for the deployment of large-scale high-performance compute infrastructure in Australia and Asia-Pacific.

Leveraging more than three decades of global experience delivering complex, mission-critical infrastructure, WWT brings deep capability across AI Factory engineering, global procurement and supply chain, and multi-vendor system integration. Through this relationship, WWT provides Sharon AI with the expected execution security, scale, and operational rigor believed to be required to deliver next-generation AI infrastructure reliably and at pace across Australia and globally.

“We’re excited to work with Sharon AI to deliver one of Australia’s most advanced AI platforms, combining Sharon AI’s leadership in GPUaaS with WWT’s proven global delivery and execution experience to accelerate innovation at scale” said Andrew Bernath, Area Vice President & Managing Director, Australia & New Zealand at World Wide Technology

The relationship encompasses the end-to-end procurement, assembly, delivery and installation of large-scale compute infrastructure across Sharon AI’s deployment of NVIDIA Blackwell and NVIDIA Blackwell Ultra.

“We are excited to work with a global leader in large scale high-performance compute infrastructure engineering, supply and deployment solutions,” said James Manning, Co-Founder and CEO of Sharon AI. “Our relationship with WWT is not only expected to reduce execution risk but also should ensure we are operating at the highest level of excellence and performance for our customers.”

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Contacts

SharonAI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

About Sharon AI

SharonAI Holdings Inc. (“Sharon AI”) and its subsidiaries, a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

About World Wide Technology

Founded in 1990, World Wide Technology (WWT) is a global technology solutions provider leading the AI and Digital Revolution. WWT combines the power of strategy, execution and partnership to accelerate digital transformational outcomes for organisations around the globe. Through its Advanced Technology Center, a collaborative ecosystem of the world’s most advanced hardware and software solutions, WWT helps clients and partners conceptualise, test and validate innovative technology solutions for the best business outcomes and then deploys them at scale through its global warehousing, distribution and integration capabilities.

With over 12,000 employees across WWT and Softchoice and more than 60 locations around the world, WWT’s culture, built on a set of core values and established leadership philosophies, has been recognized 14 years in a row by Fortune and Great Place to Work® for its unique blend of determination, innovation and creating a great place to work for all.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	The execution security, scale, and operational rigor to be provided by WWT;
●	Sharon AI’s ability to delivery next-generation AI infrastructure reliably and at pace across Australia and globally;
●	The acceleration of innovation at scale;
●	Expected reductions in execution risk;
●	Service and product offerings;
●	Acceleration of the deployment of assets; and
●	The strengthening of Sharon AI’s relationship network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-1 declared effective by the SEC on February 17, 2026. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

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